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                                                                    EXHIBIT 10.3

                              SETTLEMENT AGREEMENT

            This Settlement Agreement (the "Agreement") is entered into this 30th day of September, 2003, by and between James L. Long, whose address is 3845 Saint James Court, Boca Raton, FL 33434-3368, phone number: (561) 483-7440, fax number: (561) 483-7443 ("Long") and Jill Kelly Productions Holding, Inc., a Nevada corporation ("JKXJ"), for mutual consideration and the purposes expressed herein.

                                    RECITALS

            WHEREAS, Jill Kelly Productions, Inc. ("JKP"), a Delaware corporation and a wholly owned subsidiary of JKXJ, and Long entered into four separate Production and Distribution Agreements, each dated August 4, 2000 (the "Production and Distribution Agreements"), each attached hereto as Exhibit A and incorporated herein by reference;

            WHEREAS, the Production and Distribution Agreements provide that Long would contribute capital for the completion of each production and that Long would be repaid his capital contribution by JKP and receive forty percent (40%) of the net profit;

            WHEREAS, it is the desire of JKXJ and Long to amend certain terms of the Production and Distribution Agreements;

            NOW THEREFORE, in exchange for the mutual premises and consideration contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed as follows:

      1. Capital Contributions. The Production and Distribution Agreements provide in Section 4 that "[t]he investor will be paid his capital contribution first and then the capital contribution of JKP will be returned. Following the full repayment of the capital contributions, the net profit will be distributed 40% to the Investor and 60% to JKP." Long is owed a total of $130,000 (the "Obligation") under the Production and Distribution Agreements of which $10,000 has been paid to Long in cash from JKP.

      2. Series A Preferred Shares. The Obligation shall be paid in the form of 1,200 Series A Preferred Shares of JKXJ (the "Preferred Shares") and 120,000 warrants (the "Warrants") to purchase common stock of JKXJ. Each Warrant entitles the holder to purchase one share of the JKXJ's common stock at an exercise price of $0.25 per Warrant for a period of five years from issuance. In order to receive the Preferred Shares and the Warrants, Long must complete the Subscription Agreement attached hereto at Exhibit B and the Investor Questionnaire attached hereto as Exhibit C. Such payment of the Obligation shall discharge in full Long's obligation to pay for the Preferred Shares and Warrants notwithstanding the payment obligation of Long under the Subscription Agreement referred to below.

      3. Royalties. Long will continue to be entitled to 40% of the net profit under the Production and Distribution Agreements.

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      4. Full Force and Effect. Besides for Section 4, the remaining sections and portions of the Production and Distribution Agreements remain in full force and effect.

      5. Miscellaneous.

            (a) Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law, then such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement.

            (b) This Agreement may be executed in separate counterparts, each of which is deemed to be an original hereof, and all of which taken together shall constitute one and the same agreement.

            (c) Descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or affect the meaning or interpretation of this Agreement.

            (d) The parties hereto acknowledge that the transactions contemplated by this Agreement and the exhibits hereto bear a reasonable relation to the state of New York. This Agreement shall be enforced in accordance with, and all questions regarding the construction, validity, interpretation and purpose of this agreement shall be governed by, the internal laws of the state of New York, without giving effect to provisions thereof regarding conflict of laws. Any action to enforce the terms of this Agreement shall be brought exclusively in the state and/or federal courts situate in the county and state of New York. Service of process in any action by Long or JKXJ to enforce the terms of this Agreement may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to JKXJ and Long, respectively, at the address set forth in this Agreement.

            (f) Except as otherwise provided herein, any notice provided for in this Agreement must be in writing and must be either (a) hand delivered, (b) mailed by registered or certified first class mail, postage prepaid with return receipt requested, (c) sent by reputable overnight courier service for next business morning delivery, or (d) sent by telecopy to the recipient at the address/telecopy number below indicated:

      If to JKXJ:       Jill Kelly Productions Holdings, Inc.
                        P.O. Box 691447
                        Los Angeles, CA 90069
                        Attn.:  Robert Friedland
                        Telephone: (310) 360-7900
                        Facsimile: (310) 360-7933

      With a copy to:   Gottbetter & Partners, LLP
                        488 Madison Avenue
                        New York, New York 10022

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                        Attn.: Adam S. Gottbetter, Esq.
                        Telephone: (212) 400-6900
                        Facsimile: (212) 400-6901

      If to Long:       to the address in the preamble

or such other address/telecopy number or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

            Any notice under this Agreement shall be deemed to have been given
(i) on the date such notice is hand delivered, (ii) three (3) days after the date of mailing if mailed by certified or registered mail, (iii) on the business day next following the day notice is sent via overnight courier service, or (iv) as of the beginning of the next day if such notice is sent by telecopy.

            (g) This Agreement embodies the complete agreement and understanding between the parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements and/or representations by or between the parties, written or oral, related to the subject matter hereof in any way.

            (h) No waiver of any of the provisions hereof shall be effective unless in writing and signed by the party to be charged with such waiver. No waiver shall be deemed a continuing waiver or waiver in respect of any subsequent breach or default, whether of similar or different nature, unless expressly so stated in writing.

            (i) Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

            (j) Notwithstanding any rule of law or custom to the contrary, neither this Agreement nor any other agreement or document collateral to or otherwise relating to this Agreement shall be interpreted or construed against any party merely by reason of the fact that such agreement or document was prepared by or at the direction of such party or that such party caused this Agreement to be drafted.

                            [Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written.

                                            JILL KELLY PRODUCTIONS HOLDING, INC.

                                            By: /s/ Robert Friedland
                                                -----------------------------
                                                Robert Friedland, President

                                            /s/ James Long
                                            -----------------------------
                                            Name:  James Long